Exhibit 10.2

LAURUS MASTER FUND, LTD.

C/O LAURUS CAPITAL MANAGEMENT, LLC

335 MADISON AVENUE, 10TH FLOOR

NEW YORK, NEW YORK 10017

May 7, 2007

Path 1 Network Technologies Inc.

6215 Ferris Square, Suite 140

San Diego, California 92121

Re:	Peaceful Possession Letter Escrow

Ladies and Gentlemen:

Reference is made to that certain undated peaceful possession letter agreement between Path 1 Network Technologies Inc. (“Path 1”) and Laurus Master Fund, Ltd. (“Laurus”) attached hereto as Exhibit A (the “Peaceful Possession Letter”). Path 1 and Laurus hereby acknowledge and agree that the Peaceful Possession Letter has been delivered to Laurus in escrow and shall not be deemed effective unless and until such time as Laurus shall provide Path 1 written notice of the release of the Peaceful Possession Letter from escrow, provided that Laurus shall not deliver such written escrow release notice to Path 1 prior to the tenth (10th) day following the date Laurus gives written notice of any private sale, public sale or other disposition of the Collateral (as defined in the Peaceful Possession Letter) in accordance with Section 9-611 the Uniform Commercial Code in effect in the State of New York. Following such release of the Peaceful Possession Letter from escrow, Path 1 hereby authorizes Laurus to date the Peaceful Possession Letter the date of such release (the “Effective Date”). Laurus may elect, at its sole option, in its sole discretion and for any reason, to return the Peaceful Possession Letter to Path 1 at any time before the Effective Date, in which event the Peaceful Possession Letter shall be deemed null and void. All notices by Laurus to Path 1 hereunder shall be delivered to Path 1 at its address set forth above addressed to the attention of Jeremy Ferrell.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, as of the Effective Date, each of Path 1 and Path 1 Holdings Inc. (each, a “Company”), on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Laurus, its successors and assigns and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Laurus and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which either Company or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever, from the beginning of time through and including the Effective Date, including, without limitation, for or on account of, or in relation to, or in any way in connection with that certain Securities Purchase Agreement dated as of December 6, 2005 (the “Securities Purchase Agreement”), the Related Agreements (as such term is defined in the Securities Purchase Agreement), the Security Agreement dated as of April 25, 2006 (the “Security Agreement”), the Ancillary Agreements (as such term is defined in the Security Agreement), this letter agreement and any and all documents, instruments or agreements related thereto or executed in connection therewith, or any transactions thereunder, hereunder or related thereto or hereto, including without limitation any claims or causes of action based on “lender liability”.

Each Company understands, acknowledges and agrees that, on and after the Effective Date, the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

Each Company agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

This letter agreement may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement.

Very truly yours,

LAURUS MASTER FUND, LTD.

By:
Name:
Title:

ACCEPTED AND AGREED TO:

PATH 1 NETWORK TECHNOLOGIES INC.

By:
Name:
Title:

PATH 1 HOLDINGS INC.

By:
Name:
Title:

EXHIBIT A

PEACEFUL POSSESSION LETTER